EXHIBIT 10.50

THIS NOTE IS ONLY CONVERTIBLE INTO SHARES OF COMMON STOCK UPON SHAREHOLDER APPROVAL TO INCREASE ITS AUTHORIZED AND THE COMPANY CANNOT GIVE ANY ASSURANCES THAT IT WILL RECEIVE SHAREHOLDER APPROVAL. IN THE EVENT THE COMPANY DOES NOT RECEIVE SHAREHOLDER APPROVAL TO INCREASE ITS AUTHORIZED COMMON STOCK, THIS NOTE WILL NOT BE A CONVERTIBLE INSTRUMENT.

THIS NOTE OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THIS NOTE (AND ANY SECURITIES ISSUED UPON CONVERSION OF THIS
NOTE) IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THIS NOTE (AND ANY SECURITIES ISSUED UPON CONVERSION OF THIS NOTE) HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         10% CONVERTIBLE PROMISSORY NOTE

$_______                                                     February __, 2004

     For value received CEDRIC KUSHNER PROMOTIONS, INC., a Delaware corporation ("Payor" or the "Company") promises to pay to ________________, or its assigns ("Holder") the principal sum of $________ with interest on the outstanding principal amount at the rate of 10% per annum, compounded annually based on a 365-day year. Interest with respect to this promissory note (the "Note") shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Principal and accrued interest shall be due one hundred twenty (120) calendar days after the date hereof (the "Maturity Date").

     1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest and thereafter to principal. All payments shall be made to the Holder at the address set forth in the questionnaire to the Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement") being entered into by the Holder and Company of even date herewith.

     2. In the event the principal amount of this Note, together with accrued but unpaid interest, is not paid on or before the Maturity Date, the Company shall have an additional thirty (30) calendar days in which to pay off the principal and accrued but unpaid interest. In the event

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the principal amount of this Note, together with accrued but unpaid interest, is not paid on or before the one hundred fiftieth (150th) calendar day after the date hereof, the Holder shall convert the outstanding principal amount of this Note, together with accrued but unpaid interest, into that number of shares of the Company's common stock equal to the outstanding principal amount of this Note, together with accrued but unpaid interest, divided by eighty-five percent (85%) of the five day average closing bid price of the Company's common stock for the five trading day period immediately preceding the company's receipt of the Holder's notice to convert, with a maximum conversion price of $0.50 per share and a minimum conversion price of $0.30 per share.

     In order to convert, the Holder must send written notice to the Company, and the Company shall deliver the shares of common stock to the Holder, per Holder's written instructions, within ten (10) calendar days of receipt of the Holder's written notice. The common stock shall have piggyback registration rights to be included in the next registration statement to be filed by the Company.

     NOTWITHSTANDING THE FOREGOING, ON THE DATE HEREOF, THERE ARE NOT SUFFICIENT SHARES OF COMMON STOCK OF THE COMPANY RESERVED TO ISSUE SUCH SHARES OF COMMON STOCK OF THE COMPANY IF THIS NOTE WAS CONVERTED ON THE DATE HEREOF. IF SUCH NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY ARE FOR ANY REASON WHATSOEVER STILL NOT AVAILABLE TO BE ISSUED BY THE COMPANY AT THE TIME OF SUCH EVENT, THE COMPANY SHALL SO ISSUE SUCH SHARES OF COMMON STOCK AS SOON AS PRACTICABLE.

     3. This Note shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Note or any agreement contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company shall be brought only in New York State or United States Federal courts sitting in New York County. EACH PARTY HERETO AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

     4. Any notices or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) day after deposit with a nationally recognized overnight delivery service, in each

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
case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: Attention: Jim DiLorenzo, Cedric Kushner Promotions, Inc. 1414 Avenue of the Americas, Suite 1402, New York, New York 10019 (tel) 212-755-1944, (fax) 212-755-1989.

If to Holder: at the address set forth on the questionnaire to the Note and Warrant Purchase Agreement being entered into by the Holder and Company of even date herewith

     5. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

     6. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, which contracts are to be performed entirely within the State of New York.

     7. Any term of this Note may be amended or waived with the written consent of Payor and Holder and is subject to the provisions set forth in the Note and Warrant Purchase Agreement, including, without limitation, the provisions concerning transfer of this Note by the Holder. The Payor may prepay all or any part of the principal sum of this Note at any time or from time to time without penalty at its sole discretion, provided that such principal prepayment shall be accompanied by all interest then accrued.



                                                 CEDRIC KUSHNER PROMOTIONS, INC.




                                                  By: /s/ Cedric Kushner
                                                      ------------------
                                                      Cedric Kushner, President

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